Exhibit 5.1

December 22, 2020

Discovery, Inc.

8403 Colesville Road

Silver Spring, Maryland 20910

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (File No. 333-231160) (the “Registration Statement”) filed by Discovery, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus, dated May 19, 2019, as supplemented by the prospectus supplement dated December 22, 2020 (as so supplemented, the “Prospectus”) relating to registration under the Securities Act of 670,477 shares of the Company’s Series A Common Stock, $0.01 par value per share (the “Shares”), up to all of which are to be offered and sold by a certain stockholder of the Company (the “Selling Stockholder”).

The Shares were issued to the Selling Stockholder pursuant to an exchange agreement (the “Exchange Agreement”) in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act.

We are acting as counsel for the Company in connection with the registration for resale by the Selling Stockholder of the Shares. We have examined signed copies of the Registration Statement and Prospectus as filed with the Commission. We have also examined and relied upon the Exchange Agreement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Discovery, Inc. December 22, 2020 Page 2

Our opinion below, insofar as it relates to the Selling Stockholder’s shares being fully paid, is based solely on a certificate of the Executive Vice President, Treasury and Corporate Finance of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K to be filed on or about December 22, 2020, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner